UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6350 South 3000 East
Salt Lake City, Utah 84121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on April 25, 2006

Dear Fellow Stockholders:

We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”). The meeting will be held at 1:00 p.m. on Tuesday, April 25, 2006, at the Company’s warehouse located at 955 South 3800 West, Salt Lake City, Utah 84104, for the following purposes:

1.                To elect two Class I directors of the Company to serve terms of three (3) years and hold office until their successors have been elected and qualified or until their earlier resignation or removal. A majority of the independent members of the Board of Directors has recommended, and the Company’s Board of Directors intends to present, Patrick M. Byrne and John A. Fisher for re-election to the Board.

2.                To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                To transact any other business properly coming before the Annual Meeting or any adjournments or postponements thereof.

These proposals are discussed in more detail in the attached Proxy Statement. Please read the attached Proxy Statement carefully. Only stockholders who owned shares at the close of business on March 10, 2006 are entitled to attend and vote at the meeting or any adjournment of the meeting. A complete list of the stockholders of record of the Company on March 10, 2006 will be available at the Company’s principal executive offices at 6350 South 3000 East, Salt Lake City, Utah for at least ten days prior to the meeting.

Following the meeting, we will report on our performance in 2005 and answer your questions.

By Order of the Board of Directors,

Jonathan E. Johnson III Secretary

Salt Lake City, Utah
March 27, 2006

Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying Proxy Card in the enclosed self-addressed, stamped envelope or, if available, follow the instructions for Internet or telephone voting on the Proxy Card.

TABLE OF CONTENTS

Notice of Annual Meeting	1
Proxy Statement	3
Questions and Answers	4
Proposals to be Voted On	8
Election of Directors	8
Ratification of Selection of Independent Registered Public Accounting Firm	8
Other Business	10
The Board	11
General	11
Board and Committee Meetings	11
Board Independence	11
Committees of the Board	11
Director Qualifications	12
Identification and Evaluation of Nominees for Director	12
Communications with the Board	13
Annual Meeting Attendance	13
Code of Ethics	13
Information Regarding Director Nominees and other Directors	13
Compensation Committee Interlocks and Insider Participation	16
Compensation of Directors	16
Report of the Compensation Committee on Executive Compensation	17
Executive Officers	18
Executive Compensation	20
Option Grants	21
Aggregated Option Exercises in 2005 and Fiscal Year-End Values	21
Long Term Incentive Plan Awards in Last Fiscal Year	21
Equity Compensation Plan Information	22
Severance and Change of Control Arrangements	22
Report of the Audit Committee	22
Share Ownership of Management, Directors and 5% Stockholders	23
Stock Performance Graph	26
Other Information	26
Certain Relationships and Related Transactions	26
Section 16(a) Beneficial Ownership Reporting Compliance	26
Deadline for Receipt of Stockholder Proposals	27
Costs of Proxy Solicitation	27
Voting by Internet or Telephone	27

OVERSTOCK.COM, INC.
6350 South 3000 East
Salt Lake City, Utah 84121

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders to be held at 1:00 p.m. on April 25, 2006 at the Company’s warehouse located at 955 South 3800 West, Salt Lake City, Utah 84104. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

The Board set March 10, 2006 as the record date for the meeting. Stockholders who owned Overstock common stock on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 19,435,095 shares of common stock outstanding on the record date.

Voting materials, which include this Proxy Statement, the proxy card and Overstock’s Annual Report on Form 10-K for the year ended December 31, 2005, are being mailed to stockholders on or about March 28, 2006.

QUESTIONS AND ANSWERS

Q:             Why am I receiving this Proxy Statement?

A:               This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:             Who can vote at the Annual Stockholders Meeting?

A:               Stockholders who owned Overstock common stock on March 10, 2006 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 19,435,095 shares of common stock outstanding on March 10, 2006. Information about the stockholdings of our directors and executive officers is contained in the section entitled “Share Ownership of Management, Directors and 5% Stockholders” beginning on page 23 of this Proxy Statement.

Q:             What is the proxy card?

A:               The proxy card enables you to appoint Patrick M. Byrne and Jonathan E. Johnson III as your representatives at the Annual Meeting. By completing and returning the proxy card you are authorizing Messrs. Byrne and Johnson to vote your shares at the meeting, as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q:             What am I voting on?

A:               You are being asked to vote on:

•        the election of two directors; and

•        ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The section entitled “Proposals to be Voted On” on page 8 of this Proxy Statement gives you more information about the nominees for election to our Board, and the Company’s independent registered public accounting firm. You may also find more information on the nominees in the section entitled “The Board—Information Regarding Director Nominees and Other Directors” beginning on page 13 of this Proxy Statement. We will also transact any other business that properly comes before the meeting.

Q:             How do I vote?

A:               You may vote either by attending the meeting and voting in person, or you may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope, or, if available, by the Internet or by telephone by following the instructions on the proxy card. If you mark your voting instructions on the proxy card, your shares will be voted:

•        as you instruct, and

•        according to the best judgment of the Board (or the proxy holders, in the absence of instructions from the Board) if a proposal comes up for vote at the meeting that is not on the proxy card.

If you return a signed card but do not provide voting instructions, your shares will be voted:

•        for the named nominees for director;

•        for ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and

•        according to the best judgment of the Board (or the proxy holders, in the absence of instructions from the Board) if a proposal comes up for a vote at the meeting that is not on the proxy card.

We will hand out written ballots to anyone who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

Q:             What does it mean if I receive more than one proxy card?

A:               It means that you may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:             What if I change my mind after I return my proxy?

A:               You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•        sending a written notice to the Secretary of the Company (at the address shown on the cover page) stating that you are revoking your proxy of a particular date,

•        signing another proxy with a later date and returning it before the polls close at the meeting, or

•        attending the Annual Meeting and voting in person.

Q:             Will my shares be voted if I do not sign and return my proxy card or vote via the Internet or by telephone?

A:               (1) If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under the NASDAQ rules to vote customers’ unvoted shares on some “routine” matters. The proposals to elect directors and ratify the appointment of the independent registered public accounting firm are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

•        vote your shares on routine matters, or

•        leave your shares unvoted.

If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a “broker nonvote.” A brokerage firm cannot vote customers’ shares on non-routine matters without instructions from you.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must obtain a legal proxy from your stockbroker in order to vote at the meeting. We encourage you to provide instructions to your broker. This ensures your shares will be voted at the meeting.

(2) If your shares are in your name and you do not sign and return your proxy card or vote via the Internet or by telephone, your shares will not be voted unless you vote in person at the meeting.

Q:             How are votes counted?

A:               You may vote:

•        with respect to the nominees for election to the Board, either “for” each nominee or to “withhold” your vote from any nominee, and

•        “for,” “against,” or “abstain” on the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Q:             How many stockholders are needed either in person or by proxy to hold the meeting?

A:             To hold the meeting and conduct business, a majority of the Company’s outstanding shares entitled to vote as of March 10, 2006 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•        is present in person at the meeting, or

•        has properly submitted a proxy card.

On proposals for routine matters, a broker nonvote is counted for determining the presence of a quorum.

Q:             How many votes must the nominees have to be elected as directors?

A:               The two nominees receiving the highest number of “yes” votes will be elected as a director. This number is called a plurality.

Q:             What happens if a nominee is unable to stand for re-election?

A:               A majority of the independent members of the Board may designate a substitute nominee. If you have completed and returned your proxy, Messrs. Byrne and Johnson can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

Q:             How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP?

A:               A majority of the shares present, in person or by proxy, including broker nonvotes, voting in favor is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:             How many votes are required to approve other matters that may come before the stockholders at the meeting?

A:               A majority of the shares present, in person or by proxy, excluding broker nonvotes, at the meeting voting in favor is required to approve other matters that may come before the stockholders at the meeting.

Q:             What happens if I don’t indicate how to vote my proxy?

A:               If you just sign your proxy card without providing further instructions, your shares will be counted as a “yes” vote for each of the director nominees, and “for” ratification of the selection of PricewaterhouseCoopers LLP.

Q:             Is my vote kept confidential?

A:               Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:             Where do I find the voting results of the meeting?

A:               We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006 on or before August 9, 2006. We will file that report with the SEC, and you can get a copy by calling Investor Relations at (801) 947-3132 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at www.overstock.com.

Q:             Who can help answer my questions?

A:               You can call Georgeson Shareholder Communications, our proxy solicitor, toll-free at (800) 314-4549 with any questions about the proposals described in this Proxy Statement or the mechanics of voting.

PROPOSALS TO BE VOTED ON:

1.                 ELECTION OF DIRECTORS

The nominees for re-election this year as Class I directors, for three-year terms ending in 2009, are Patrick M. Byrne and John A. Fisher. Dr. Byrne has been a director since 1999, and Mr. Fisher has been a director since 2002. Each has consented to serve a new three-year term.

For information about the nominees, see “The Board—Information Regarding Director Nominees and Other Directors” beginning on page 13.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “for” each of Dr. Byrne and Mr. Fisher.

Vote Required

Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but otherwise they have no legal effect under Delaware law.

2.                 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1999. Although ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP is not required under our bylaws or other legal requirements, the Company is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders as a matter of good corporate practice. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if stockholders ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace PricewaterhouseCoopers LLP with a different independent registered public accounting firm at any time if the Audit Committee determines it is in the best interests of the Company and the stockholders to do so. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting in order to respond to appropriate questions from stockholders and will have an opportunity to make a statement if they desire to do so.

Audit Fees

The aggregate fees and out-of-pocket expenses PricewaterhouseCoopers LLP billed us for each of the last two fiscal years for professional services for the audits of our annual financial statements, management’s assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting and reviews of financial statements included in our Reports on Form 10-K and Form 10-Q were $683,900 in 2004 and $706,000 in 2005, including $116,600 and $33,500 in 2004 and 2005, respectively, for services in connection with our offerings and registration statements.

Audit-Related Fees

PricewaterhouseCoopers LLP did not bill us any fees in the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under the caption “Audit Fees”.

Tax Fees

PricewaterhouseCoopers LLP did not bill us any fees in the last two fiscal years for compliance, tax advice, or tax planning.

All Other Fees

PricewaterhouseCoopers LLP did not bill us any fees in the last two fiscal years for products and services provided by PricewaterhouseCoopers LLP, other than the services reported above.

Auditor Independence

The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing us with the services described above, and has concluded that those services are compatible with their independence from management and from the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

General

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services to be performed by the independent registered public accounting firm are to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual Audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm’s report on management’s assertion on internal control over financial reporting and the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the Audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific Audit services outside the engagement scope.

Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval to specified Audit-related services. All other Audit-related services not specified must be specifically pre-approved by the Audit Committee.

Tax Services

Under the Policy, the Audit Committee grants general pre-approval to specific tax compliance, planning and advice services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. Other tax services must be specifically approved by the Audit Committee.

All Other Services

Under the Policy, the Audit Committee grants general pre-approval to specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

Procedures

The Policy provides that at the beginning of each year, the Senior Vice President, Finance (our principal financial and accounting officer) and the Company’s independent registered public accounting firm will jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to general pre-approval. This schedule will provide a description of each type of service that is subject to general pre-approval and, where possible, will provide projected fees (or a range of projected fees) for each service. The Audit Committee will review and approve the types of services and review the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule will be subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given. All such audit, audit related, tax and non-audit services, if any, performed by PricewaterhouseCoopers LLP during 2005 were pre-approved by the Audit Committee in accordance with the Policy.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote “for” ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be required to approve the proposal.

3.                 OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, on your behalf in accordance with the Board’s (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

General

The Board of Directors is currently composed of seven members. Two current directors are nominees for re-election this year. The remaining five directors will continue to serve the terms described below. Our directors serve staggered terms. This is accomplished as follows:

•       each director serves a three-year term,

•       the directors are divided into three classes,

•       the classes are as nearly equal in number as possible, and

•       the term of each class begins on a staggered schedule.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Dr. Byrne, who is the President and a current director of the Company, and for Mr. Fisher, who is also a current director of the Company. In the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by a majority of the independent members of the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees approved by a majority of the independent members of the Board, if possible. The term of office of the persons elected as directors will continue until the 2009 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until his or her earlier death, resignation or removal. It is not expected that either nominee will be unable or will decline to serve as a director.

Board and Committee Meetings

The Board held eight meetings during 2005. The Audit Committee and the Compensation Committee each held seven meetings during 2005. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served during 2005.

Board Independence

The Board of Directors has determined that, except for our President Patrick M. Byrne, his father John J. Byrne, and Jason Lindsey, who is an employee of the Company, each of our current directors is independent within the meaning of the Nasdaq director independence standards.

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, each of which has adopted a written charter. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards. The committees are described in more detail below. In addition, the Board has adopted resolutions authorizing a majority of the independent members of the Board of Directors to recommend nominees for election to the Board, as described in more detail below.

Audit Committee.   The Board has an Audit Committee consisting of Ray Groves, John A. Fisher, Gordon S. Macklin and Allison H. Abraham, each of whom is independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Mr. Groves, Mr. Fisher, Mr. Macklin and Ms. Abraham is an “audit committee financial expert” as defined by the SEC. The Audit Committee is responsible for reviewing and monitoring our financial statements and internal accounting procedures, selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Audit Committee Report is included beginning on page 22 of this proxy statement.

Compensation Committee.   The Board also has a Compensation Committee consisting of John A. Fisher and Gordon S. Macklin. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included beginning on page 17 of this proxy statement.

Nominations.   The Board does not have a standing nominating committee or committee performing similar functions. The Board has adopted resolutions in accordance with applicable Nasdaq rules authorizing a majority of the independent members of the Board to recommend nominees to the full Board. The Board believes that it is appropriate for the Board not to have a nominating committee because of the small size of the full Board. The Board consists of seven members, four of whom are independent. The Board considered forming a nominations committee consisting of some or all of the independent members of the Board. Forming a committee consisting of less than all the independent members was unattractive because it would have omitted one or more of the independent members of the Board. The Board desired the participation in the nomination procedure of all of its independent members, and therefore authorized a majority of the independent members of the Board to make nominations. The Board intends to review this matter periodically, and may in the future elect to designate a formal nominations committee. Each member of the Board of Directors has historically participated in the consideration of director nominees.

The independent members of the Board do not have a nominating committee charter, but act pursuant to Board resolutions as described above. Each of the members of the Board authorized to recommend nominees to the full Board is independent within the meaning of the Nasdaq director independence standards.

Director Qualifications

The independent members of the Board have not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members. The independent members believe that candidates for election to the Board should have the highest professional and personal ethics and values, consistent with those of the Company. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice based on experience, and they must actively represent the interests of the stockholders. The independent members believe that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders.

Identification and Evaluation of Nominees for Director

The independent members of the Board believe that the current Board composition is serving the stockholders of the Company well. The independent Board members have considered recommending additional persons as candidates for the Board from time to time, based largely on the qualifications of the potential candidates, rather than on any perceived need of the Company. In the future, the independent members may consider candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year. During 2005 the Board added Jason Lindsey and Ray Groves to the Board. The independent Board members believe that each of Mr. Lindsey and Mr. Groves has substantial experience and is a significant addition to the Board.

The independent members have a policy that they will consider any properly submitted director candidates recommended by stockholders of the Company. Any stockholder who desires to submit a recommendation should submit a written recommendation to the Board, including information about the qualifications of the person to be a nominee for election to the Board, and a consent of the person to serve if elected, addressed to Board of Directors, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121. There is no difference in the manner in which the independent members would evaluate a nominee based on whether the nominee is recommended by a stockholder.

The independent members have not approved any nominee for inclusion on the Company’s proxy card for the 2006 Annual Meeting other than Patrick M. Byrne and John A. Fisher, each of whom is standing for reelection. The Company has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The independent members did not receive, by November 18, 2005, any recommended nominee from any stockholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

Communications with the Board

In January 2004 the Board adopted resolutions to provide a formal process by which stockholders may communicate with the Board. Although the adoption of the formal process did not change the previously existing informal procedures by which stockholders could communicate with the Board, whether for the purpose of recommending nominees for election to the Company’s Board of Directors or for other purposes, the adoption of the formal process did clarify that stockholders may communicate directly with the Board, whether for the purpose of recommending nominees for election to the Company’s Board of Directors or for other purposes. The formal process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company’s headquarters at 6350 South 3000 East, Salt Lake City, Utah 84121, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to Board members.

Annual Meeting Attendance

The Company’s policy is that Board members should attend annual stockholder meetings if reasonably possible. All the members of the Board attended the 2005 annual stockholders meeting.

Code of Ethics

The Company has adopted a code of ethics that applies to all of the Company’s directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah, 84121.

Information Regarding Director Nominees and Other Directors

Set forth below is certain information as of the record date regarding the nominees for re-election and all other directors of Overstock whose term of office continues after the 2006 Annual Meeting.

Class I Directors (Term Expiring in 2006) and Nominees for Reelection for Terms Expiring in 2009

Name	Age	Position with the Company	Director Since
John A. Fisher	58	Director	May 2002
Patrick M. Byrne	43	President and Director	October 1999

John A. Fisher has served as a director of Overstock since May 2002. He is a member of the Audit Committee and a member of the Compensation Committee. Mr. Fisher has served as Managing Director of Fisher & Company LLC, an investment banking advisor to international branded consumer growth companies since October 1996. From 1987 to 1996, Mr. Fisher was Managing Director of Hambrecht & Quist Group, a venture capital and investment banking company, responsible for leading all services to branded consumer growth companies. From 1984 to 1987, he served as chief executive of Bechtle Fisher & Company, Inc., a private investment bank. From 1976 to 1984, he served as vice president of corporate finance of The Crocker Bank. From 1973 to 1976, he served as a member of the White House staff (Office of Management & Budget), and from 1971 to 1973, as management consultant with Touche Ross & Co. Mr. Fisher has a Bachelor of Arts Degree in Economics from Yale College and an MBA from Stanford University.

Dr. Patrick M. Byrne has served as our principal executive officer and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and currently serves as our President. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master’s degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University.

Class II Directors (Term Expiring in 2007)

Name	Age	Position with the Company	Director Since
John J. Byrne	73	Chairman of the Board of Directors	October 1999 to October 2002 and April 2004 to present
Gordon S. Macklin	77	Director	October 1999
Jason C. Lindsey	35	Director and employee	June 1999 to October 2002 and October 2005 to present

John J. Byrne has served as a Director of Overstock from April 2004 to the present, and as Chairman of the Board since October 2005. He previously served as a Director from October 1999 to October 2002. Mr. Byrne has served as Chairman of the Board of White Mountains Insurance Group, Ltd., a financial services holding company, since 1985 and was its Chief Executive Officer and President from 1985 until his first retirement in 1997, and then served as Chief Executive Officer again from 2000 to December 2002. Prior to that he served as Chairman and Chief Executive Officer of GEICO from 1976 to 1985. Earlier in his career, Mr. Byrne spent eight years with the Travelers Insurance Companies, most recently as Executive Vice President. Mr. Byrne has also served a director of American Express Company, Martin Marietta Corporation, Lehman Brothers, Inc., MidOcean Group of Companies, Zurich Re, Terra Nova (Bermuda) Holdings, Integro, and OneBeacon Insurance Group. Mr. Byrne has served as an Overseer of the Amos Tuck School of Business Administration of Dartmouth College and of the Rutgers University Foundation and was a member of the Stanford Graduate School of Business Advisory Council and of the

Stanford Research Institute Advisory Council. Mr. Byrne has a Bachelor of Science from Rutgers University, a graduate degree in Mathematics from the University of Michigan and is a Member of the American Academy of Actuaries. John J. Byrne is the father of Patrick M. Byrne, who is a Director and President, and the chief executive officer of, the Company.

Gordon S. Macklin has served as a Director of Overstock since October 1999. He is a member of the Audit Committee and a member of the Compensation Committee. Mr. Macklin is currently an independent corporate financial advisor. Mr. Macklin served as Chairman, President and Chief Executive Officer of White River Corporation, an information services company, from October 1993 to July 1998. Mr. Macklin was Chairman of Hambrecht and Quist Group, a venture capital and investment banking company, from 1987 until 1992. From 1970 to 1987 Mr. Macklin served as President of the National Association of Securities Dealers, Inc. Mr. Macklin serves as a director for Martek Biosciences Corporation; MedImmune, Inc.; White Mountains Insurance Group, Ltd.; and is a director, trustee or managing general partner of 48 of the investment companies in the Franklin Templeton Group of Funds. Mr. Macklin has a Bachelor of Arts in Economics from Brown University.

Jason C. Lindsey is currently an employee and Director of Overstock. He has served as a director since October 2005. He previously served as a Director from June 1999 to October 2002, and as our Chief Financial Officer from June 1999 to August 2003 and as our President from April 2003 to August 2003. From June 1998 to January 2001 and from September 2003 to present, Mr. Lindsey was and is the Controller of the Haverford Group, an investment company and an affiliate of Overstock. Prior to joining the Haverford Group, Mr. Lindsey was an auditor with PricewaterhouseCoopers LLP from January 1996 to June 1998. Mr. Lindsey has a Bachelor of Arts and a Master’s degree in accounting from Utah State University.

Class III Directors (Term Expiring in 2008)

Name	Age	Position with the Company	Director Since
Allison H. Abraham	43	Director	March 2002
Ray J. Groves	70	Director	October 2005

Allison H. Abraham has served as a Director of Overstock since March 2002 and is currently a consultant to several early stage technology companies. She is a member of the Audit Committee. Ms. Abraham served as President and as a director of LifeMinders, Inc., an online direct marketing company, from May 2000 until the acquisition of LifeMinders by Cross Media Marketing Corp. in October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc., an online media company, from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a director of Shoppers Express, an online grocery service, and also served as Vice President of Sales and Marketing for several months prior to her promotion. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992, focusing on the launch of new products and loyalty programs. Ms. Abraham holds a Bachelor of Arts in Economics from Tufts University and a MBA degree from the Darden School at the University of Virginia.

Ray Groves has served as a Director of Overstock since October 2005. He is a member of the Audit Committee. Mr. Groves was with Ernst & Young for 37 years serving as Chairman and Chief Executive Officer for the last 17 years until his retirement in 1994. He then served as Chairman of Legg Mason Merchant Banking Inc. from 1995 to 2001, and was President, Chairman and Senior Advisor of Marsh Inc. from 2001 to 2005. Mr. Groves also serves on the board of directors of Boston Scientific Corporation and Electronic Data Systems Corporation. He is a member of the Council on Foreign Relations. Mr. Groves is a former member of the Board of Governors of the American Stock Exchange and the National

Association of Securities Dealers. Mr. Groves is former Chairman of the Board of Directors of the American Institute of Certified Public Accountants. He is a member and former Chair of the Board of Directors of the Ohio State University Foundation and a member of the Dean’s Advisory Council of the Fisher College of Business. He is a former member of the Board of Overseers of The Wharton School of the University of Pennsylvania and served as the Chairman of its Center for the Study of the Service Sector. Mr. Groves is a managing director of the Metropolitan Opera Association. Mr. Groves received a B.S. degree in Business from The Ohio State University.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005:

•       None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•       None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

•       None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity where one of that entity’s officers served on the Company’s Board or as a member of its Compensation Committee; and

•       None of the Company’s executive officers was a director of another entity where one of that entity’s officers served on the Company’s Compensation Committee.

COMPENSATION OF DIRECTORS

We pay our non-employee directors $20,000 annually at the rate of $5,000 per quarter. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. Haverford Valley, L.C., an affiliate of the Company, and certain affiliated entities which make travel arrangements for our executives, also occasionally make travel arrangements for directors to attend Board meetings, for which we reimburse Haverford Valley at rates not in excess of commercially available airline rates. During 2005 we paid Mr. Lindsey, who is an employee of the Company, $25,000 per year plus $5,000 for his service as a Director during 2005. Effective January 1, 2006, we increased Mr. Lindsey’s salary to $100,000 per year and effective March 1, 2005 stopped paying him for service as a director.

In 2005, we granted directors other than Dr. Byrne options to purchase shares of our common stock under our 2005 Equity Incentive Plan for their service on our Board. Our Board determines the number of option shares to be granted, if any, to any new directors. The following table shows information about aggregate options granted to directors in 2005:

Name	Grant Date	Exercise Price ($)	Number of Options Granted
John J. Byrne	April 26, 2005	35.27	5,000
Gordon S. Macklin	April 26, 2005	35.27	5,000
Allison H. Abraham	April 26, 2005	35.27	5,000
John A. Fisher	April 26, 2005	35.27	5,000
Jason C. Lindsey	October 25, 2005	35.41	15,000
Ray J. Groves	October 25, 2005	35.41	15,000

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Committee has provided the following report on the compensation of the executive officers including the chief executive officer and the relationship of the Company’s performance to executive compensation.

Compensation Committee Report

In 2005, the Compensation Committee (the “Committee”) of the Board consisted of Messrs. Fisher and Macklin, neither of whom was an employee or former employee of the Company or any of its subsidiaries during the year. The Committee has overall responsibility for the Company’s executive compensation policies and practices. The Committee’s functions include:

•       evaluating management’s performance,

•       reviewing and approving the Company’s compensation philosophy,

•       reviewing and approving all executive officers’ compensation, including salaries, and

•       administering compensation plans including granting awards under the Company’s equity incentive plans to its employees.

Compensation of the Chief Executive Officer

The Company’s President, Patrick M. Byrne, declined to accept any salary or bonus payment from the Company during 2005. Dr. Byrne also declined to accept any salary or bonus payment from the Company during each of the three preceding years. Dr. Byrne’s lack of any cash compensation bears no relationship to the Company’s performance.

In addition to serving as President, Dr. Byrne serves as a member of the Board of Directors, and controls High Plains Investments LLC, which is the Company’s largest stockholder. The Committee believes that Dr. Byrne’s economic interest in the Company, directly and through High Plains Investments LLC, is fully aligned with the economic interests of the other stockholders.

Compensation Policies Applicable to other Executive Officers

The Company’s compensation program for its executive officers other than Dr. Byrne consists of (i) salaries, (ii) bonus opportunities, and (iii) stock-based compensation.

Salaries.   The Company pays its executive officers other than Dr. Byrne salaries that are determined, in part, based on the responsibilities of the position and the experience and knowledge of the individual. Salaries are adjusted periodically at the discretion of the Committee, taking into consideration factors including the Company’s growth, performance and financial condition and the Committee’s subjective perception of the individual’s performance, but at present (and subject to change at the discretion of the Committee) all salaries are capped at a maximum annual rate of $100,000.

Bonus Opportunities.   In January 2006 the Compensation Committee awarded bonus payments to executive officers of the Company other than Dr. Byrne as a result of the officers’ performance in 2005. Each of the named executive officers of the Company, other than Dr. Byrne, was awarded a bonus of $250,000. The President of the Company, Dr. Patrick M. Byrne, is a named executive officer, but declined to accept any bonus payment relating to 2005.

In January 2006 the Compensation Committee also approved the establishment of a bonus plan for 2006. The bonus plan covers the named executive officers other than Dr. Byrne. The plan establishes a target bonus opportunity of 100% of salaries of the executives. The actual amount of the bonus pool will be established at or after the end of 2006 by the Compensation Committee, after considering the President’s recommendations, according to the Compensation Committee’s judgment of overall accomplishments against the Company’s 2006 business plan and growth in the enterprise value of the Company of at least 20%. The actual bonus pool can range from 0% to 200% of the target amount, and individual executive payments from the bonus pool can range from 0% of salary to 200% of salary. The provisions of section 162(m) of the Internal Revenue Code could limit the Company’s ability to deduct payments made pursuant to the plan.

In January 2006 the Board and Compensation Committee also adopted the Overstock.com Performance Share Plan, and approved grants to executive officers of the Company, including the named executive officers other than Dr. Byrne. The Performance Share Plan provides for a three-year period for the measurement of the Company’s attainment of the performance goal described in the form of grant, but at the Company’s sole option the Company may make a payment of estimated amounts payable to a plan participant after two years. The performance goal is measured by growth in economic value, as defined in the plan. The amount of payments due to participants under the plan will be a function of the then current market price of a share of the Company’s common stock, multiplied by a percentage dependent on the extent to which the performance goal has been attained, which will be between 0% and 200%. If the growth in economic value is 10% compounded annually or less, the percentage will be 0%. If the growth in economic value is 25% compounded annually, the percentage will be 100%. If the growth in economic value is 40% compounded annually or more, the percentage will be 200%. If the percentage growth is between these percentages, the payment percentage will be determined on the basis of straight line interpolation. Amounts payable under the plan will be payable in cash unless the Company’s stockholders approve settlement of awards under the plan with shares of common stock. The provisions of section 162(m) of the Internal Revenue Code could limit the Company’s ability to deduct payments made pursuant to the plan.

Stock-based Compensation.   The third component of the Company’s compensation program consists of share based payments. During 2005 options were granted to only two of the Company’s executive officers. The options granted to the two executive officers were granted in January 2005, with exercise prices of $58.30 per share, which the Committee determined to be equal to the fair market value of the underlying shares of common stock on the date of grant. The Committee believes that stock option grants or other equity awards provide proper incentives to management and align the economic interests of management with those of the other stockholders.

Members of the Compensation Committee
Gordon S. Macklin
John A. Fisher

EXECUTIVE OFFICERS

In addition to Dr. Byrne, the following persons were executive officers of the Company as of March 1, 2006:

Executive Officers	Age	Position
Stephen P. Tryon	44	Senior Vice President
Jonathan E. Johnson III	39	Senior Vice President, Corporate Affairs and Legal
David K. Chidester	34	Senior Vice President, Finance
Russell (Tad) W. Martin	34	Senior Vice President, Merchandising and Operations
Kamille R. Twomey	28	Senior Vice President, Pricing
Stormy Simon	37	Senior Vice President, Customer Care, PR and Branding

Mr. Tryon joined the Company in August 2004, and serves as Senior Vice President, with primary responsibility for logistics and supervision of the Company’s warehouse operations. Prior to joining the

Company, Mr. Tryon was the Legislative Assistant to the Chief of Staff of the United States Army. During his 21 years with the Army, his assignments included director of plans for the 10th Mountain Division, Congressional Fellow for United States Senator Max Cleland, Assistant Professor of Philosophy at the United States Military Academy, and commander of a company of paratroopers. Mr.Tryon received a B.S. in Applied Sciences from the U.S. Military Academy in 1983 and a M.A. in Philosophy from Stanford University in 1992.

Mr. Johnson joined the Company in September 2002. He has served as our General Counsel and as our Vice President, Strategic Projects, and currently serves as our Senior Vice President, Corporate Affairs and Legal and as our Secretary. From May 1999 to September 2002, Mr. Johnson held various positions with TenFold Corporation, including positions as General Counsel, Executive Vice President and Chief Financial Officer. From October 1997 to April 1999, Mr. Johnson practiced law in the Los Angeles offices of Milbank, Tweed, Hadley & McCloy and from September 1994 to September 1997, he practiced law in the Los Angeles offices of Graham & James. From February 1994 to August 1994, Mr. Johnson served as a judicial clerk at the Utah Supreme Court for Justice Leonard H. Russon, and prior to that, from August 1993 to January 1994, Mr. Johnson served as a judicial clerk at the Utah Court of Appeals for Justice Russon. Mr. Johnson holds a Bachelor’s Degree in Japanese from Brigham Young University, studied for a year at Osaka University of Foreign Studies in Japan, and received his law degree from the J. Reuben Clark, Jr. Law School at Brigham Young University.

Mr. Chidester served as our Controller from August 1999 to August 2003, as our Acting Chief Financial Officer from August 2003 to January 2004, and is now our Senior Vice President, Finance (our principal financial and accounting officer). Prior to joining Overstock, Mr. Chidester was with PricewaterhouseCoopers LLP from December 1995 to August 1999. Mr. Chidester holds a Bachelor of Science Degree in Accounting and a Master’s Degree in Business Administration, both from the University of Utah.

Mr. Martin currently serves as our Senior Vice President, Merchandising and Operations. He served as our Vice President of Merchandising and Operations from January 2004 to February 2005. From January 2003 to December 2003, he served as our Director of Merchandising, and from January 2001 to December 2002 served as a Buyer for the Company. From April 1999 to December 2000, Mr. Martin was Senior Product Manager for Gear.com, Inc., a company we acquired in November 2000. From May 1996 to January 1999, Mr. Martin was the National Sales Manager for Chisco, a Salt Lake City based sports accessory company, and from 1994 to 1996 he worked for the Salt Lake Olympic Bid Committee. Mr. Martin holds a Bachelor’s Degree in English from the University of Utah.

Ms. Twomey currently serves as our Senior Vice President, Pricing. She previously served as our Senior Vice President, Marketing. From June 2000 to June 2002, Ms. Twomey was a Financial Analyst for Goldman Sachs. Ms. Twomey holds a Bachelor’s Degree in Psychology from Dartmouth College.

Ms. Simon currently serves served as our Senior Vice President, Customer Care, PR and Branding. Ms. Simon previously served as our Vice President, BMV, Travel and Off-Line Advertising, Chief of Staff and as our Director of B2B. Prior to joining Overstock in 2001, Ms. Simon worked in media and travel.

There are no family relationships among any of the current officers and directors of the Company except that John J. Byrne, who is Chairman of our Board of Directors, is the father of our President, Dr. Patrick M. Byrne.

EXECUTIVE COMPENSATION

The table below shows, for the last three fiscal years, compensation information for (i) the Company’s chief executive officer, (ii) the next four most highly compensated executive officers who were serving as such at December 31, 2005 and whose total salary and bonus was $100,000 or more, and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2005. The table also shows compensation information for additional executive officers who received the same aggregate salary and bonus for 2005 as other named executive officers. We refer to all of these individuals as our named officers.

Summary Compensation Table

				Long-Term Compensation Awards
				Securities
	Fiscal	Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(1)
Patrick M. Byrne	2005	$—	$—	$—	$—
President	2004	—	—	—	—
	2003	—	—	—	—
Stephen Tryon	2005	100,000	250,000	—	3,771
Senior Vice President	2004	31,474	45,000	35,000	—
	2003	—	—	—	—
Jonathan E. Johnson III	2005	100,000	250,000	—	4,375
Senior Vice President, Corporate	2004	100,000	125,000	5,000	—
Affairs and Legal	2003	140,000	—	30,000	—
David K. Chidester	2005	100,000	250,000	—	7,250
Senior Vice President, Finance	2004	100,000	95,000	25,000	43,270	(2)
	2003	92,500	600	6,766	36,255	(2)
Russell (Tad) W. Martin	2005	100,000	250,000	—	7,038
Senior Vice President, Merchandising	2004	90,000	78,500	25,000	2,794
and Operations	2003	75,000	4,528	7,647	2,203
Kamille R. Twomey	2005	100,000	250,000	10,000	6,828
Senior Vice President, Pricing	2004	75,000	75,000	15,000	—
	2003	34,000	5,100	20,000	—
Stormy Simon	2005	100,000	250,000	10,000	6,825
Senior Vice President, Customer Care,	2004	73,500	75,000	15,000	—
PR and Branding	2003	43,500	6,500	14,707	—

(1)          Amounts represent our matching contributions to the 401(k) plan accounts for such officers, unless otherwise noted.

(2)          Amounts include $39,670, $33,461, which represents taxable income from options exercised by Mr. Chidester for the years 2004 and 2003, respectively, and $3,600 and $2,794, which represents our matching contributions to the 401(k) plan account for Mr. Chidester for the years 2004 and 2003, respectively.

OPTION GRANTS

The following table summarizes the stock options granted to each named officer during the year ended December 31, 2005, including the potential realizable value over the term of the options, which is based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the aggregate option exercise price. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

During the year ended December 31, 2005, we granted options to purchase up to an aggregate of 183,030 shares to employees under our 2005 Equity Incentive Plan.

	Individual Grants
	Number of Securities Underlying Options	Percent of Options Granted to Employees in	Exercise	Market Value on Date of	Expiration	Potential Realizable Value at Stock Price Appreciation For Option Terms
Name	Granted	Fiscal Year	Price	Grant	Date	0%	5%	10%
Patrick M. Byrne	—	0.0%	$—	$—	—	$—	$—	$—
Stephen P. Tryon	—	0.0%	$—	$—	—	$—	$—	$—
Jonathan E. Johnson III	—	0.0%	$—	$—	—	$—	$—	$—
David K. Chidester	—	0.0%	$—	$—	—	$—	$—	$—
Russell (Tad) W. Martin	—	0.0%	$—	$—	—	$—	$—	$—
Kamille R. Twomey	10,000	5.5%	$58.30	$58.30	1/24/2010	$—	$161,072	$355,927
Stormy Simon	10,000	5.5%	$58.30	$58.30	1/24/2010	$—	$161,072	$355,927

AGGREGATED OPTION EXERCISES IN 2005 AND FISCAL YEAR-END VALUES

This table shows information about unexercised in-the-money stock options held by the named officers on December 31, 2005. These values have been calculated on the basis of the closing price of our common stock on December 31, 2005, which was $28.15 per share. All options were granted under our Amended and Restated 1999 Stock Option Plan or our 2002 Stock Option Plan or our 2005 Equity Incentive Plan.

	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick M. Byrne	135,216	2,400	$3,120,785	$55,392
Stephen P. Tryon	12,600	22,400	0	0
Jonathan E. Johnson III	54,000	21,000	1,107,685	389,815
David K. Chidester	38,269	14,950	683,062	157,534
Russell (Tad) W. Martin	29,569	15,431	477,106	164,464
Kamille R. Twomey	19,540	25,460	258,788	194,662
Stormy Simon	21,037	23,963	282,473	170,436

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

In January 2006 the Board and Compensation Committee adopted the Overstock.com Performance Share Plan, and approved grants to executive officers of the Company, including the named executive officers other than Dr. Byrne. The Performance Share Plan was not in effect during 2005, and no awards were made under the plan during 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,299,388	$18.09	1,099,565
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	1,299,388	$18.09	1,099,565

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement. Our executive officers hold options issued under our stock option plans, and have certain payment rights under our Performance Share Plan, and the vesting of options or rights issued under those plans may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the optionee within a period of time after a change of control has occurred.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee is composed solely of independent directors, as defined by Nasdaq rules, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements for each of the three years in the period ended December 31, 2005, (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, (iii) PricewaterhouseCoopers LLP’s evaluation of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and (iv) PricewaterhouseCoopers LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Following the Committee’s discussions with management and the independent registered public accounting firm, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report in Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee
Gordon S. Macklin
John A. Fisher
Allison H. Abraham
Ray J. Groves

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND 5% STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2005 by the following individuals or groups:

•       each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•       each of our named officers;

•       each of our directors; and

•       all directors and executive officers as a group.

The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 19,333,648 shares of common stock outstanding as of December 31, 2005, as adjusted as required by rules promulgated by the SEC.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent
5% Stockholders
High Plains Investments LLC	5,592,127	(1)	28.9%
700 Bitner Road
Park City, Utah 84098
Scion Capital, LLC	1,600,000	(2)	8.3%
20400 Stevens Creek Blvd., Suite 840
Cupertino, CA 95014
Goldman Sachs & Co	1,490,784	(3)	7.7%
85 Broad Street
New York, NY 10004
Fairfax Financial Holdings Limited	1,377,470	(4)	7.1%
95 Wellington Street West, Suite 800
Toronto, Ontario Canada MSJ 2N7
Dorothy M. Byrne	1,277,801	(5)	6.6%
3 Laramie Road
Etna, NH 03750
Directors and Executive Officers
Patrick M. Byrne	6,815,515	(6)	35.3%
John J. Byrne	1,277,801	(7)	6.6%
Gordon S. Macklin	319,770	(8)	1.7%
Allison H. Abraham	25,200	(9)	*
John A. Fisher	23,700	(10)	*
Jason C. Lindsey	176,838	(11)	*
Ray J. Groves	0		*
Stephen P. Tryon	14,500	(12)	*
Jonathan E. Johnson III	57,000	(13)	*
David K. Chidester	30,947	(14)	*
Russell (Tad) W. Martin	26,887	(15)	*
Kamille R. Twomey	24,165	(16)	*
Stormy Simon	25,563	(17)	*
Directors and Officers as a Group (13 persons)	8,817,886		45.6%

*                    Less than 1% of the outstanding shares of common stock.

(1)          Patrick M. Byrne, our President and Chairman of our Board of Directors, holds 100% of the voting interest in and controls High Plains Investments LLC. Voting and dispositive power are shared.

(2)          Reference is hereby made to the Schedule 13G filed by Scion Capital, LLC and other reporting persons for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(3)          The filing person has indicated that it shares voting and dispositive power over such shares.

(4)          The filing person has indicated that it shares voting and dispositive power over such shares.

(5)          Ms. Byrne’s shares include 415,468 shares held by Haverford-Utah, LLC; 266,559 shares held by John J. Byrne; 543,545 shares held by trusts established by John J. Byrne; and 2,300 shares issuable under stock-based awards held by John J. Byrne. Ms. Byrne disclaims beneficial ownership of the shares held by Haverford-Utah, LLC except to the extent of her pecuniary interest, if any, in that entity; Ms. Byrne also disclaims beneficial ownership of the shares held by John J. Byrne to the extent she does not exercise voting or dispositive control over the shares held by John J. Byrne.

(6)          Patrick M. Byrne’s shares include 137,616 shares issuable under stock-based awards. Patrick M. Byrne’s shares also include 5,592,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared.

(7)          John J. Byrne’s shares include: 415,468 shares held by Haverford-Utah, LLC; 49,929 shares held by Dorothy Byrne; and 2,300 shares issuable under stock-based awards. Mr. Byrne disclaims beneficial ownership of the shares held by Haverford-Utah, LLC except to the extent of his pecuniary interest in that entity. Mr. Byrne also disclaims beneficial ownership of the shares held by Dorothy Byrne to the extent he does not exercise voting or dispositive control over the shares held by Dorothy Byrne.

(8)          Mr. Macklin’s shares include 14,758 shares issuable under stock-based awards.

(9)          Ms. Abraham’s shares include 22,700 shares issuable under stock-based awards.

(10)   Mr. Fisher’s shares include 22,700 shares issuable under stock-based awards.

(11)   Mr. Lindsey’s shares include 4,555 shares issuable under stock-based awards.

(12)   Mr. Tryon’s shares include 14,000 shares issuable under stock-based awards.

(13)   Mr. Johnson’s shares include 57,000 shares issuable under stock-based awards.

(14)   Mr. Chidester’s shares include 28,166 shares issuable under stock-based awards.

(15)   Mr. Martin’s shares include 26,533 shares issuable under stock-based awards.

(16)   Ms. Twomey’s shares include 23,940 shares issuable under stock-based awards.

(17)   Ms. Simon’s shares include 25,437 shares issuable under stock-based awards.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of Overstock’s common stock (May 30, 2002) through December 31, 2005 for Overstock, Hemscott’s (formerly Media General’s) Nasdaq U.S. Index and Hemscott’s Internet Software and Services Index. The graph assumes that $100 was invested in Overstock’s common stock (at the initial public offering price of $13.00 per share), and the above indices on May 30, 2002. Historic stock price performance is not necessarily indicative of future stock price performance.

OTHER INFORMATION

Certain Relationships and Related Transactions

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest other than the transactions described below.

From time to time Haverford Valley, L.C. and certain affiliated entities make travel arrangements for our executives and pay the travel related expenses incurred by our executives on Company business. In 2005 we reimbursed Haverford Valley, L.C. $274,325 for these expenses. The amounts we pay to Haverford Valley, L. C. as reimbursement of air travel expenses are at rates not in excess of commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s common stock, to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on a review of reports filed by, and on written representations from, its officers, directors and 10% stockholders, the Company believes that during 2005, all of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Act of 1934 except that one report was inadvertently filed by Patrick Byrne (on a timely basis) but not by High Plains Investments LLC until 11 days later.

Deadline For Receipt of Stockholder Proposals

If you wish to submit a proposal for possible inclusion in our 2007 proxy material, we must receive your notice, in accordance with rules of the SEC and the Company’s Bylaws on or before November 18, 2006. The proposal(s) should be mailed to our Secretary at our principal executive offices at 6350 South 3000 East, Salt Lake City, Utah 84121. If you intend to submit a proposal at the 2007 Annual Meeting but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before January 17, 2007. Our bylaws contain specific requirements regarding a stockholder’s ability to nominate a candidate for director or to submit a proposal for consideration at an upcoming annual meeting. If you would like a copy of the requirements contained in our bylaws, please contact our Secretary at the address shown above.

Costs of Proxy Solicitation

The solicitation is made on behalf of the Board of Directors of the Company. The Company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also hired Georgeson Shareholder Communications to assist in the solicitation of proxies at a cost of approximately $3,500 plus out-of-pocket expenses.

An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2005 is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121. The Annual Report is also available on our website at www.overstock.com.

Voting by Internet or Telephone

For shares of common stock that are registered in the name of the stockholder directly with our transfer agent, Computershare Trust Company, you may vote in person, by returning the enclosed proxy card or by Internet or telephone. Specific instructions to be followed by any registered stockholder interested in voting by Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that stockholders’ instructions have been properly recorded.

For shares of common stock that are beneficially owned by a stockholder and held in “street name” through a bank or brokerage, the stockholder may be eligible to vote such shares electronically by Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of our proxy statement and annual report the opportunity to vote by Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Stockholders voting via the Internet or telephone should understand that there may be costs associated with Internet or telephone access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

By Order of the Board,

Jonathan E. Johnson III Secretary

March 27, 2006
Salt Lake City, Utah

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100 www.overstock.com Nasdaq: OSTK

VOTE BY INTERNET - www.proxyvote.com
OVERSTOCK.COM INC. 6350 SOUTH 3000 EAST SALT LAKE CITY, UT 84121

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Overstock.com Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overstock.com Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				OVERS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
OVERSTOCK.COM INC.

THE BOARD HAS PROPOSED AND RECOMMENDS A
VOTE FOR THE NOMINEES LISTED BELOW AND A
VOTE FOR PROPOSAL 2.		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
Election of Directors		All	All	Except
1.	Election of Directors of the Company
01 - Dr. Patrick M. Byrne
02 - Mr. John A. Fisher		☐	☐	☐

Vote on Proposal					For	Against	Abstain

2.			Ratification of the selection of PricewaterhouseCoopers LLP as Overstock.com’s independent accountants		☐	☐	☐
for 2006.

3.

Other business. Although the Board of Directors is not aware of any other business, this proxy authorizes the proxies named on the reverse side to act on any other business that may properly come before the meeting, including any adjournment or postponement thereof, in accordance with the recommendations of the Board of Directors.

Sign exactly as name(s) appear(s) on the certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased Stockholder should give their full title. Please date the Proxy.

For address changes and/or comments, please check	☐
this box and write them on the back where indicated
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Proxy - Overstock.com, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 25, 2006

The undersigned hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-  fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the warehouse of the Company located at 955 South 3800 West, Salt Lake City, Utah 84104, at 1:00 p.m. on April 25, 2006, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting. Should any other matter come before the meeting, the undersigned authorizes the proxies to vote all shares the undersigned would be entitled to vote in accordance with the recommendation of the Board of Directors on any such matter.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be voted on reverse side.)